GEL Properties, LLC

March 25, 2014

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5J 1R2
Attn: Marc M. Hazout

Re: Extension of Payoff Letter

Ladies and Gentlemen:

Reference is made to the letter agreement dated December 6, 2012 (the "Payoff Letter") regarding the payoff of certain notes and other agreements between Silver Dragon Resources Inc., a Delaware corporation ("Silver Dragon") and GEL Properties, LLC, a Delaware limited liability company ("GEL Properties").

GEL Properties and Silver Dragon have agreed to replace all references to March 31, 2014 in the Payoff Letter with June 30, 2014. Silver Dragon will pay to GEL Properties $10.00 in consideration for this extension to the payoff date. All other terms and conditions of the Payoff Letter remain in full force and effect.

This letter and the acknowledgment hereto may be executed in any number of counterparts, each of which when executed and delivered by facsimile transmission or other electronic transmission (e.g. a "pdf" or "tif") or otherwise shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[The next page is the signature page.]

Very truly yours,

GEL PROPERTIES, LLC

By: ______________________
Name: Samuel Eisenberg
Title: Members

AGREED TO AND ACKNOWLEDGED:

SILVER DRAGON RESOURCES INC.

By: ______________________
Name: MARC HAZOUT
Title: PRESIDENT & CEO